Sonnenschein Nath & Rosenthal
                                   4520 Main Street
                             Kansas City, Missouri 64111

                                    June 17, 1998


          American Italian Pasta Company
          1000 Italian Way
          Excelsior Springs, Missouri 64024

               Re: Registration Statement on Form S-8 in connection with the American Italian Pasta Company's Employee Stock Purchase Plan (the "Plan")

          Ladies and Gentlemen:

               In  connection with the  preparation of the above-referenced registration statement (the "Registration Statement") on behalf of American Italian Pasta Company, a Delaware corporation (the "Corporation"), you have asked us to provide you this opinion letter in accordance with subsection (b)(5) of Item 601 of Regulation S-K promulgated by the United States Securities and Exchange Commission. The Registration Statement relates to the offer and sale pursuant to the Plan of up to 50,000 shares (the "Shares") of the Corporation's Class A Convertible Common Stock, par value $0.001 per share (the "Common Stock"). The Common Stock is not convertible by participants in the Plan.

               Based upon and subject to our examination described herein and the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares that will be originally issued under the Plan will, when issued pursuant to and in accordance with the terms of the Plan, be validly issued, fully paid and non-assessable.

               We have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan; (b) the Corporation's Certificate of Incorporation and the Corporation's Bylaws, both as currently in effect; (c) the resolutions adopted by the Corporation's Board of Directors adopting the Plan as certified by the Secretary of the Corporation and the related certificate; and (d) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail and the authenticity of the originals from which such copies, facsimiles or electronic transmissions were made. We have also assumed: (a) the individuals participating in the Plan had the power to enter into and to perform their respective obligations under the Plan and any agreements or other documents delivered in connection with the Plan; and (b) the due authorization by all requisite action and the due execution and delivery by such individuals of such agreements and documents and the validity and binding effect thereof.

               This opinion letter is limited to the specific legal issues under the General Corporation Law of the State of Delaware that it expressly addresses, and accordingly, does not address any other issues. In expressing our opinions set forth herein with respect to the General Corporation Law of the State of Delaware, we have reviewed and relied upon, without further investigation, such state's laws as published in generally available sources.

               We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

               This opinion letter is as of the date set forth above, and we disclaim any obligation to update this opinion letter for changes in the applicable law or the facts after such date.

                                        Very truly yours,

                                        SONNENSCHEIN NATH & ROSENTHAL



                                        By:  /s/ James A. Heeter